UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 16, 2005
Park National Corporation
(Exact name of registrant as specified in its charter)

Ohio	1-13006	31-1179518

(State or other jurisdiction of incorporation)	(Commission File Number)	( IRS Employer Identification No.)

50 North Third Street, P.O. Box 3500, Newark, Ohio	43058-3500

(Address of principal executive offices)	(Zip Code)
(740) 349-8451

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 — Other Events
Item 8.01 — Other Events.
On December 16, 2005, Park National Corporation (“Park”) issued a news release announcing that the First Clermont Division of Park National Bank will be combined with the three Park National Bank branch offices in southwest Ohio and will operate as a new division of Park National Bank. The new division will have ten full-service offices in four counties with approximately $350 million in assets, and will be headquartered in Milford, Ohio. The new division will operate under the Park National Bank name. The formation of this new division is expected to be completed during the first quarter of 2006 and does not require any regulatory approvals.
The President and CEO of the First Clermont Division of Park National Bank, Dan Earley, is retiring from day-to-day activities and will assume the position as Board Chairman of the new division. Doug Compton, currently a Vice President of commercial lending for Park National Bank in Cincinnati, will become the President and CEO of the new division on March 1, 2006.
Park acquired all of the stock of First Clermont Bank on January 3, 2005 for $52.5 million in an all cash transaction. Immediately following Park’s acquisition, First Clermont Bank merged with Park’s subsidiary, Park National Bank. First Clermont, which has seven branch offices and approximately $225 million in assets, will continue to be operated as a separate division of Park National Bank until the new division is formed.
Section 9 — Financial Statements and Exhibits
Item 9.01 — Financial Statements and Exhibits.
     (a) Not applicable
     (b) Not applicable
     (c) Not applicable
     (d) Exhibits. The following exhibit is being filed with this Current Report on Form 8-K:

Exhibit No.	Description
99.1	News Release issued by Park National Corporation on December 16, 2005 announcing the formation of a new division of Park National Bank.
[Remainder of page intentionally left blank;
signature on following page.]

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK NATIONAL CORPORATION
Dated: December 16, 2005	By:	/s/ John W. Kozak
John W. Kozak
Chief Financial Officer

INDEX TO EXHIBITS
Current Report on Form 8-K
Dated December 16, 2005
Park National Corporation

Exhibit No.	Description
99.1	News Release issued by Park National Corporation on December 16, 2005 announcing the formation of a new division of Park National Bank.

4